UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2004

Patterson-UTI Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (I.R.S. Employer Identification No.)

4510 Lamesa Highway Snyder, Texas (Address of principal executive offices)	79549 (Zip Code)

Registrant’s telephone number, including area code: (325) 574-6300

N/A
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1 Press Release, dated February 2, 2004, of Patterson-UTI Energy, Inc. relating to drilling days for January 2004 and net income per diluted share for the year ended December 31, 2003.

Item 12. Results of Operations and Financial Condition.

     Patterson-UTI Energy, Inc. (the “Company”) wishes to disclose under Item 12 the section of its press release, dated February 2, 2004, relating to net income per diluted share of the Company for the year ended December 31, 2003, furnished herewith as Exhibit 99.1.

     The information in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON-UTI ENERGY, INC.

Dated: February 3, 2004	By:	/s/ Jonathan D. Nelson

Jonathan D. Nelson
Vice President, Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated February 2, 2004, of Patterson-UTI Energy, Inc. relating to drilling days for January 2004 and net income per diluted share for the year ended December 31, 2003.